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                                                                      Exhibit 21

                           SUBSIDIARIES OF COHU, INC.

                                                                PLACE OF
                   LEGAL ENTITY NAME                          INCORPORATION
-------------------------------------------------------      ----------------
 Delta Design, Inc.(1)                                          Delaware
 Fisher Research Laboratory, Inc.                               Delaware
 Broadcast Microwave Services, Inc.                             Delaware
 Delta Design (Littleton), Inc.                                 Delaware
 Cohu Foreign Sales Ltd.                                        Barbados

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

 (1) Delta Design, Inc. owns the following subsidiaries:

        Delta Design Singapore PTE LTD                          Singapore
        Cohu S.A.                                               Costa Rica